                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                Infonautics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                INFONAUTICS, INC.
                        900 West Valley Road, Suite 1000
                                 Wayne, PA 19087

             ------------------------------------------------------

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  JUNE 21, 2000
             ------------------------------------------------------

TO THE SHAREHOLDERS OF
INFONAUTICS, INC.:

         Notice is hereby given that the 2000 annual meeting of shareholders (the "Annual Meeting") of Infonautics, Inc. (the "Company") will be held at the Philadelphia Marriott West, Matsonford Road at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania on June 21, 2000, at 9:30 a.m., local time, for the following purposes:

1. To elect five directors, each for a one-year term and until the election and qualification of his successor; and

2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock from 25 million to 50 million shares; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record as of the close of business on May 8, 2000 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on May 8, 2000 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 900 West Valley Road, Suite 1000, Wayne, PA 19087.

                                             By order of the board of directors,


                                             /s/ Gerard J. Lewis, Jr.
                                             ------------------------
                                             Gerard J. Lewis, Jr.
                                             Secretary

Wayne, Pennsylvania
May 16, 2000

         EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                INFONAUTICS, INC.
                        900 West Valley Road, Suite 1000
                                 Wayne, PA 19087

             ------------------------------------------------------
                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  JUNE 21, 2000
             ------------------------------------------------------

         This proxy statement and the accompanying form of proxy are being mailed on or about May 17, 2000 to the shareholders of Infonautics, Inc. (together with its subsidiaries, the "Company"). These materials are being furnished in connection with the solicitation by the board of directors of the Company of proxies to be voted at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Philadelphia Marriott West, Matsonford Road at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania on June 21, 2000, at 9:30 a.m., local time, and at any adjournments thereof.

         At the Annual Meeting, shareholders of the Company will be asked to vote upon the election of five directors, each for a one-year term and until the election and qualification of his successor. Shareholders will also be asked to vote upon an amendment to the articles of incorporation to increase the number of authorized shares of common stock of the Company from 25 million to 50 million shares.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company, none of whom will be specially compensated for such services. Proxies may also be solicited by a proxy solicitor which would be compensated for its services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

         The Company's annual report to shareholders for the year ended December 31, 1999, including financial statements, is being mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement.

                              VOTING AT THE MEETING

         Holders of record of shares of Class A Common Stock, no par value ("Class A Common Stock"), and Class B Common Stock, no par value ("Class B Common Stock"), at the close of business on May 8, 2000 are entitled to vote at the Annual Meeting. As of that date, there were 12,123,883 shares of Class A Common Stock and 100,000 shares of Class B Common Stock outstanding. Each holder of Class A Common Stock entitled to vote shall have the right to one vote for each share of Class A Common Stock in such shareholder's name, and each holder of Class B Common Stock entitled to vote shall have the right to 50 votes for each share of Class B Common Stock in such shareholder's name.

         The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes of all shareholders are entitled to be cast on a particular matter to be acted upon at the Annual Meeting will constitute a quorum.

         Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting.

         Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum.

         The amendment to the articles of incorporation increasing the number of authorized shares of Common Stock is to be approved by a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, voting as separate classes. The shares of Class A Common Stock held by the holder of the Class B Common Stock shall be counted for quorum purposes for the vote of the Class A Common Stock holders on the amendment to the articles of incorporation; however, such shares of Class A Common Stock shall not be counted or entitled to vote on the amendment to the articles of incorporation.

         The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the board of directors. If any other matters are properly presented to the Annual Meeting for action, the proxy agents will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

         Brokers who hold shares in street name for customers have the authority under the rules of various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers who do not receive instructions are entitled to vote those shares with respect to the election of directors.

         YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM YOUR BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES OF CLASS A COMMON STOCK.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 17, 2000 (except as may otherwise be noted) regarding the ownership of Class A and Class B Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding common stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table and (iv) by all named executive officers and directors of the Company as a group.


                                                              NUMBER OF                          PERCENTAGE OF
                                                              SHARES BENEFICIALLY                OUTSTANDING
NAME AND ADDRESS                                              OWNED(1)                           SHARES(2)
----------------                                              --------                           ---------
Marvin I. Weinberger(3)
  Sabine and Essex Avenues
  Narberth, PA 19072                                          1,531,501                          12.7%

Emerald Advisers, Inc.(4)
  P.O. Box 10666
  Lancaster, PA 17605                                         1,170,996                          9.7


OFFICERS AND DIRECTORS

David Van Riper Morris(5)                                       622,300                          5.2

Howard L. Morgan(6)                                             247,500                          2.0

Gerard J. Lewis, Jr.(7)                                         103,900                          *

Cedarampattu Mohan(8)                                            94,830                          *

Israel J. Melman(9)                                             101,922                          *

Lloyd N. Morrisett(10)                                           39,500                          *

Federica O'Brien(11)                                             34,000                          *

Lester Wunderman(12)                                             17,500                          *

Brian Segal(13)                                                  12,500                          *

Josh Kopelman (14)                                               27,004                          *

William R. Burger(15)                                            10,000                          *

All named executive officers and directors as a group
(11 persons)                                                  1,310,956                          10.9

*  Less than one percent.

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within sixty days of April 1, 2000.

(2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of March 17, 2000, which was 12,059,033 shares, and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable within sixty days of April 1, 2000.

(3) Represents 1,225,557 shares of Class A Common Stock; 100,000 shares of Class B Common Stock (for which Mr. Weinberger has 50 votes per Class B share); 160,000 shares of Class A Common Stock held by Fran Solow Weinberger (Mr. Weinberger's wife) and Howard L. Morgan, Trustees under The Marvin Weinberger 1996 Trust Agreement dated January 31, 1996 (the "1996 Trust"); 17,400 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under The Marvin Weinberger GST Trust dated January 31, 1996 (the "GST Trust"); and 28,544 shares of Class A Common Stock held by The Danna Company, an Ohio corporation ("Danna"), of which Mr. Weinberger is the president and a director. Mrs. Weinberger and Dr. Morgan have shared voting and investment power with respect to the shares held by the 1996 Trust and the GST Trust. Mr. Weinberger disclaims beneficial ownership with respect to such shares. Mr. Weinberger has shared voting and investment power with respect to the shares held by Danna and disclaims beneficial ownership with respect to such shares. The 1,225,557 shares of Class A Common Stock specified earlier in this footnote includes 50,000 shares which were exercised as options in 1998, but which were not issued until 1999.

(4) Represents 906,831 shares of Class A Common Stock for which the owner has sole voting and investment power and 264,165 shares of Class A Common Stock for which the owner has shared voting power and sole investment power. All such shares are owned for investment advisory and investment company clients of the owner.

(5) Represents 34,100 shares of Class A Common Stock and options to purchase 588,200 shares of Class A Common Stock.

(6) Represents 125,000 shares of Class A Common Stock, options to purchase up to 116,500 shares of Class A Common Stock, 2,000 shares of Class A Common Stock held by Eleanor Morgan (Dr. Morgan's wife) and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Kimberly D. Morgan, 2,000 shares of Class A Common Stock held by Eleanor Morgan and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Elizabeth S. Morgan, and 2,000 shares of Class A Common Stock held by Eleanor Morgan and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Danielle A. Morgan (such trusts being collectively referred to as the "Howard L. Morgan Trusts"). Mrs. Morgan and Beverly Budin have shared voting and investment power with respect to the shares held by the Howard L. Morgan Trusts. Dr. Morgan disclaims beneficial ownership with respect to such shares. Excludes 160,000 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under the 1996 Trust, and 17,400 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under the GST Trust. Mrs. Weinberger and Dr. Morgan have shared voting and investment power with respect to the shares held by the 1996 Trust and the GST Trust. Dr. Morgan disclaims beneficial ownership with respect to such shares.

(7) Represents 150 shares of Class A Common Stock and options to purchase 103,750 shares of Class A Common Stock.

(8) Represents 1,330 shares of Class A Common Stock and options to purchase 93,500 shares of Class A Common Stock.

(9) Represents 84,670 shares of Class A Common Stock and options to purchase 10,000 shares of Class A Common Stock held by Mr. Melman. Also includes 7,252 shares of Class A Common Stock held by the Melman Trust, with respect to which Mr. Melman has shared voting and investment power.

(10) Represents 22,000 shares of Class A Common Stock held jointly by Dr. Morrisett and his wife and options to purchase 17,500 shares of Class A Common Stock owned by Dr. Morrisett.

(11)     Represents options to purchase 34,000 shares of Class A Common Stock.

(12)     Represents options to purchase 17,500 shares of Class A Common Stock.

(13)     Represents options to purchase 12,500 shares of Class A Common Stock.

(14) Represents 27,004 shares of Class A Common Stock held jointly by Mr. Kopelman and his wife.

(15)     Represents 10,000 shares of Class A Common Stock.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

         The board of directors of the Company currently consists of six directors. At the Annual Meeting, five directors are to be elected. The term of office for each director will expire at the 2001 annual meeting of shareholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

         The board of directors has nominated for election as directors of the Company Drs. Morrisett, Morgan and Segal and Messrs. Melman and Morris. All nominees are presently directors of the Company whose terms expire at the Annual Meeting.

         All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board may decide to reduce the number of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

       -------------------------------------------------------------------
                              NOMINEES FOR ELECTION
       -------------------------------------------------------------------


                                                    YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS
     NAME OF DIRECTOR         AGE                   DURING PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
     ----------------         ---                   --------------------------------------------------

Lloyd N. Morrisett           70     Dr. Morrisett has served as a director of the Company since February 1994 and as Chairman of the board of directors since March 1998.  He is the co-founder of the Children's Television Workshop and served from 1969-1998 as President of
                                    The Markle Foundation, a charitable organization.  Dr. Morrisett is a director of WEBS Index Funds, Inc.

Israel J. Melman             80     Mr. Melman, a co-founder of the Company, has served as a director of the
                                    Company since April 1993.  He is presently, and for the last 27 years has been, the president of Lexan Associates, a management consulting firm working with companies in the areas of video, graphics, microelectronics, communication, optics and robotics.  From 1985 through 1993, Mr. Melman was Chairman of
                                    Telebase Systems, Inc., a developer of customized information and entertainment services that is now part of CDnow, Inc. as a result of its merger with N2K Inc.

                                                    YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS
     NAME OF DIRECTOR         AGE                   DURING PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
     ----------------         ---                   --------------------------------------------------
Howard L. Morgan             54     Dr. Morgan has served as a director of the Company since March 1993.  He is currently Vice-Chairman and President, NY for idealab!, which creates and operates Internet companies.  Since 1989, he has been President of the Arca
                                    Group, Inc., a consulting and investment management firm specializing in the areas of computer and communications technologies.  Dr. Morgan also served as
                                    Chief Executive Officer of Franklin Electronic Publishers, Inc. in early 1998.
                                    Dr. Morgan was Professor of Decision Sciences at the Wharton School of the
                                    University of Pennsylvania from 1972 through 1986.  Dr. Morgan serves as director for a number of technology companies, including Cylink Corporation,
                                    Franklin Electronic Publishers, Inc., MyPoints.com, Inc., Segue Software, Inc.,
                                    Tickets.com, Inc. and Unitronix Corporation.

David Van Riper Morris       45     Mr. Morris has served as Chief Executive Officer, President and as a director of the Company since March 1998.  Mr. Morris joined the Company as President and Chief Operating Officer in September 1995.  From 1992 until he joined the
                                    Company, Mr. Morris held various vice president and general management positions at Legent Corporation ("Legent"), a systems management software company.  From 1987 to 1992, Mr. Morris was employed by Goal Systems
                                    International ("Goal"), initially as Director of Marketing, later as Vice
                                    President of Marketing.  Goal was purchased by Legent in 1992.

Brian Segal                  56     Dr. Segal has served as a director of the Company since May 1998.  Dr. Segal is the President and CEO of Publishing and Online Services, Rogers Media, Canada's
                                    leading magazine publishing and interactive media company.  Rogers Media is a wholly-owned subsidiary of Rogers Communications Inc.  Rogers Media is party to a transaction with the Company.  See "Certain Relationships and Related
                                    Transactions."  Before joining Rogers in 1992, Dr. Segal was president of the
                                    University of Guelph and chair of the Council of Ontario Universities.





                                       7


GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The board of directors of the Company met on twelve occasions during 1999. The board of directors annually elects from its members an Audit Committee and a Compensation Committee. Each director attended at least 75% of the aggregate of the meetings of the board of directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period; except Lester Wunderman, who attended at least 66% of all board of director meetings.

         AUDIT COMMITTEE. The Audit Committee reviews the scope of the Company's audit, the engagement of its independent auditors and their audit reports. The
Audit Committee meets with the financial staff to review accounting procedures and reports. The Audit Committee met once during 1999. The Audit Committee is currently composed of three directors: Drs. Morgan, Morrisett and Segal.

         COMPENSATION COMMITTEE. The Compensation Committee evaluates the
Company's compensation policies. The current members of the Compensation
Committee are Mr. Melman and Drs. Morgan and Morrisett. A subcommittee of the
Compensation Committee, the Employee Stock Option Committee (the
"Subcommittee"), administers the Company's stock option and equity compensation plans. The current members of the Subcommittee are Mr. Melman and Dr. Morrisett.
The Compensation Committee and Subcommittee met five times during 1999.

COMPENSATION OF DIRECTORS

         The non-employee directors of the Company each receive $5,000 per year for their service on the board of directors and are reimbursed for their out-of-pocket expenses. Dr. Morrisett, as Chairman of the board, receives an additional $3,000 per month for his service on the board. Other directors do not receive compensation for their service on the board of directors or any committee thereof, although they are reimbursed for their out-of-pocket expenses for serving on the board of directors.

         Under the Amended and Restated 1996 Equity Compensation Plan (the
"Plan"), each non-employee director who was a member of the board of directors as of the effective date of the Plan received a formula grant of a non-qualified stock option ("NQSO"), to purchase 10,000 shares of Class A Common Stock at a price equal to the initial public offering price in the Company's initial public offering. Dr. Morgan waived his rights to the initial grant of options to purchase 10,000 shares of Class A Common Stock. In addition, each non-employee director who became or becomes a member of the board of directors after the effective date of the Plan received or will receive a formula grant of an NQSO to purchase 10,000 shares of Class A Common Stock on the date that director became or becomes a member of the board of directors at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of grant. However, the exercise price for each non-employee director who became or becomes a member of the board of directors after January 5, 1999 is equal to the mean between the last reported "bid" and "asked" prices per share on The Nasdaq
SmallCap Market on the date of grant.

         On each date on which the Company holds its annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase
2,500 shares of Class A Common Stock at an exercise price equal to the mean between the last reported "bid" and "asked" prices per share on The Nasdaq
SmallCap Market on the date of grant. The term of each such option is or will be five years, and each such option is or will be fully and immediately exercisable on the date of grant.


                                       8

         Each of the directors is a party to an indemnification agreement with the Company. Pursuant to these agreements, the directors are indemnified against liabilities and expenses incurred as a result of litigation which may be brought alleging that they violated their fiduciary duties to the Company, if they have not met the applicable standard of care.

         Dr. Morgan is a party to a consulting agreement with the Company pursuant to which he provides consulting services to the Company for up to three days per month for a monthly consulting fee of $3,000. The agreement may be terminated with 10 days' notice by either Dr. Morgan or the Company. In general, Dr. Morgan's services to date have focused on technical assessment and planning for the Company's services and products.

         The Company had a consulting agreement with Mr. Melman that called for him to provide consulting services to the Company for a monthly consulting fee of $3,000. By the mutual agreement of Mr. Melman and the Company, this consulting agreement was terminated as of January 31, 1999. Upon the termination of Mr. Melman's consulting agreement, the Company paid Mr. Melman 3,918 shares of Class A Common Stock for the final six months of the consulting agreement in lieu of the monthly $3,000 cash fee for those final six months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Dr. Morgan, a member of the Compensation Committee, is party to a consulting agreement with the Company. Mr. Melman, a member of the Compensation
Committee, was a party to a consulting agreement with the Company. See
"Compensation of Directors" and "Certain Relationships and Related
Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 15, 1999, the Company closed a transaction with Bell &
Howell Company ("Bell & Howell") and its wholly owned subsidiary, Bell and Howell Information and Learning Company ("BHIL"), following approval of the transaction by our shareholders on November 30, 1999. In the transaction, we contributed our Electric Library K-12 and public library business and assets and liabilities into what is now bigchalk.com, Inc. ("bigchalk.com"), an Internet education company. Also in the transaction, BHIL contributed its ProQuest K-12 and public library business and certain assets and liabilities into bigchalk.com. As part of the transaction, we also sold our e-commerce online archive business to BHIL and granted an option to bigchalk.com to purchase our Electric Library end-user business. As a result of the transaction and taking into account our subsequent $3.5 million investment in, and the private placement by, bigchalk.com, we ultimately received a total of $18.5 million in cash and currently own approximately 20% of bigchalk.com's stock. In addition, two members of our Board of Directors, Mr.
Morris and Dr. Morrisett, are also members of the Board of Directors of bigchalk.com and shareholders of bigchalk.com.

         Brian Segal is President and Chief Executive Officer of Publishing and
Online Services of Rogers Media Inc. ("Rogers"). The Company completed development of its first international edition of the Electric Library service for Rogers in Canada during 1998. Rogers and the Company entered into an agreement in 1997 giving Rogers the exclusive right to distribute the Electric
Library Canada service in Canada subject to that agreement's terms. Rogers paid the Company approximately $420,000 in advances in connection with this agreement during 1997 and $174,000 during 1998. No amounts were due to Infonautics under the agreement during 1999. As a result of the closing of the Bell & Howell transaction, the Company's agreement with Rogers was assigned to bigchalk.com as of December 15, 1999. However, the Company retains certain rights under the Rogers agreement for the end-user and consumer market.


                                       9

         In February 1998, the Company entered into an agreement with Marvin
I. Weinberger, the former Chairman of the Board, Chief Executive Officer and founder of the Company, pursuant to which he resigned as Chairman and Chief
Executive Officer of the Company to become the Chief Executive Officer of a newly formed company called Electric Schoolhouse, LLC. Under the February
1998 Agreement, Electric Schoolhouse LLC is obligated to repay us for certain expenses and costs. We are continuing to pursue collection of these amounts, repayment of which was originally due on September 30, 1998 and remains outstanding. However, we have expensed as bad debt the net balance due from Electric Schoolhouse, LLC, approximately $172,000, which is owed to us.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                   THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE
         COMPARATIVE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY
         REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS
         PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS
         AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
         EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS
         INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER
         SUCH ACTS.

                          COMPENSATION COMMITTEE REPORT

         In 1995, the board of directors created the Compensation Committee to have the responsibility for implementing and administering the Company's compensation policies and programs for its executive officers. Prior to that, the responsibilities of the Committee were performed by the Board as a whole. A subcommittee of the Compensation Committee, the Employee Stock Option Committee
(the "Subcommittee"), administers the Company's stock option and equity compensation plans. The Subcommittee was formed in 1997. Prior to that, the responsibilities of the Subcommittee were performed by the Compensation
Committee as a whole.

         The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and, in consultation with the CEO, the other executive officers of the Company.
In addition, the Compensation Committee (including the Subcommittee where appropriate) is responsible for (a) setting the performance criteria for annual bonus awards and determining the achievement levels and payout for the executive officers and (b) determining which executives, including the CEO, will be granted stock options and the size of such grants.

COMPENSATION PHILOSOPHY

         The Company's compensation policies for executive officers are designed to (a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial and operational results, so as to reward successful performance, and
(c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual bonus awards, and grants of stock options.

BASE SALARY AND BONUS AWARDS

         Annual cash compensation is comprised of a base salary and bonus awards and is based in part upon a review of compensation packages of executives in comparable positions with other publicly-held



                                       10

Internet information companies. Base salary is established initially for new executives on the basis of subjective factors, including experience, individual achievements, and the level of responsibility to be assumed. Base salary increases are also awarded based on subjective factors, including (a) an executive's increased levels of individual responsibility and performance, (b) maintaining an appropriate scale among our executives based on relative positions and responsibilities, and (c) the competitiveness of the labor market in the relevant technology sector. The Compensation Committee believes that the compensation levels of the executive officers in fiscal 1999 were within benchmark levels for comparable positions.

         Bonus awards are made pursuant to criteria typically established at the beginning of each fiscal year. The amount of a bonus paid to an executive officer is largely based upon the individual's and the Company's achievement of specified financial and/or operational goals determined by the Compensation
Committee. Payment of awards are made in cash and/or in stock options as determined by the Compensation Committee. In 1999, the Compensation Committee approved two cash bonuses, neither of which was paid to the CEO. One of the bonuses was made in connection with the amendment of an employment agreement.

STOCK OPTIONS

The Compensation Committee has the discretion to grant stock options to the executive officers. Generally, grants are made yearly, but are awarded subjectively, based on a number of factors, including the achievement of our financial, strategic, and operational objectives, the individual's contributions toward the achievement of our objectives, and the amount and term of options already held by each individual. The Compensation Committee granted stock options during 1999 to its new executive officers and to existing executive officers. The relative number of options granted to these officers was based in part on the executive's position, skills and achievements, and the level and timing of previously granted stock options and other compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The CEO's annual base salary was increased to $175,000 effective May 1, 1998 from $150,000 pursuant to his employment agreement which was amended and executed on November 4, 1996. Based upon the knowledge and review of publicly available information by the Compensation Committee, it is of the opinion that the CEO's base salary is comparable to the median of competitive base salaries for executives from companies of similar annual revenues, operating earnings and growth potential.

         The CEO's salary was not increased in 1999. However, the CEO was granted options to purchase 200,000 shares of the Company's Class A Common Stock in 1999. These options were granted as bonus compensation for the CEO's performance during 1998 and 1999.

DEDUCTIBILITY OF CERTAIN COMPENSATION

         Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1999, this provision has not affected the Company's tax deductions, but the Compensation Committee will continue to monitor the potential impact of section
162(m) on the Company's ability to deduct executive compensation.



                                       11

                                                    THE COMPENSATION COMMITTEE

                                                             Israel J. Melman
                                                             Howard L. Morgan
                                                             Lloyd N. Morrisett

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth for the years ended December 31, 1999, 1998, and 1997 certain compensation paid by the Company to: (i) its Chief
Executive Officer, (ii) its four most highly compensated executive officers
(other than the Chief Executive Officer) who were serving as executive officers as of December 31, 1999, and (iii) up to two additional executive officers who would otherwise be required to be named in this table except for the fact that they were no longer executive officers as of December 31, 1999 (the "Named
Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term Compensation
                                                    Annual Compensation                        Awards
                                                    -------------------                        ------
 Name and Principal Position                                                           Restricted   Securities
 ---------------------------                                        Other Annual         Stock      Underlying         Other
                                  Year       Salary       Bonus     Compensation         Awards       Options       Compensation
                                  ----       ------       -----     ------------         ------       -------       -------------
David Van Riper Morris          1999          $175,000         --              --            --       200,000                --
President & Chief               1998          $166,667         --              --            --        75,000                --
Executive Officer               1997          $147,254         --              --            --       100,000                --

Federica F. O'Brien(1)          1999          $121,970     $5,000              --            --        20,000                --
Vice President & Chief          1998           $86,500         --              --            --        13,500                --
Financial Officer, Treasurer    1997           $66,917         --              --            --         3,000                --

Gerard J. Lewis, Jr.(2)         1999          $127,256         --              --            --        45,000                --
Vice President & General        1998          $108,986         --              --            --        25,000                --
Counsel, Secretary              1997           $90,267         --              --            --        30,000                --

Cedarampattu Mohan(3)           1999          $125,663         --              --            --        80,000                --
Vice President & Chief          1998           $90,000         --              --            --        20,000                --
Technical Officer               1997           $73,224         --              --            --         9,500                --

William R. Burger(4)            1999          $135,833         --              --            --            --       $140,000(5)
Vice President - Content        1998          $127,500         --              --            --        30,000                --
and Media Services              1997          $111,200     $5,000              --            --        30,000                --

Joshua M. Kopelman(6)           1999           $69,913    $20,000              --            --            --       $280,000(7)
Executive Vice President        1998          $109,000    $15,000              --            --        10,000                --
& Secretary                     1997           $99,672    $40,010              --            --        10,000                --

(1) Ms. O'Brien was named Vice President & Chief Financial Officer in September 1999 and Acting Chief Financial Officer in August 1998.

(2)  Mr. Lewis was appointed Secretary of the Company in September 1999.

(3)  Mr. Mohan became an executive officer of the Company in January 1999.

(4)  Mr. Burger ended his employment with the Company effective January 7, 2000.

(5) Represents a severance payment made under the January 2, 1997 employment agreement between Mr. Burger and the Company. The payment was made in January 2000.

(6) Mr. Kopelman ended his employment with the Company effective July 6, 1999 in order to start a new company, Half.com, Inc.

(7) Represents a payment to Half.com, Inc. made under the Amendment to Employment Agreement dated June 17, 1999 between the Company and Mr. Kopelman.

         The following table summarizes stock options granted during 1999 to the Named Executive Officers.


                        OPTION GRANTS IN LAST FISCAL YEAR
                                 INDIVIDUAL GRANTS(I)                                             GRANT DATE VALUE (2)

                                   NUMBER OF
                                  SECURITIES         PERCENT OF TOTAL     EXERCISE
                                  UNDERLYING        OPTIONS GRANTED TO    OR BASE      EXPIRATION    GRANT DATE
            NAME               OPTIONS  GRANTED     EMPLOYEES IN 1999      PRICE         DATE      PRESENT VALUE

David Van Riper Morris              200,000               26.0%            $6.09        7/6/09           $800,000
Federica F. O'Brien                  20,000                2.6%            $6.09        7/6/09           $ 80,000
Gerard J. Lewis, Jr.                 45,000                5.8%            $6.09        7/6/09           $180,000
Cedarampattu S. Mohan                80,000               10.4%            $6.09        7/6/09           $320,000
William R. Burger                      -                    -                -            -                 -
Joshua M. Kopelman                     -                    -                -            -                 -

(1) The options, which were granted under the Company's 1996 Amended and Restated Equity Compensation Plan or its 1994 Omnibus Stock Plan, have a term of ten years, subject to earlier termination in certain events related to the termination of employment. The options granted in 1999 vest over the course of one year with 50% of the options vesting at six months, 25% vesting at nine months, and the remaining 25% vesting at 12 months. If a "change of control" (as defined in the 1994 or 1996 Plans) were to occur, these options would become immediately exercisable in full. However, "change of control" does not include any transaction that would otherwise constitute a "change of control" if the transaction was publicly announced on or before July 8, 1999.

(2) Grant date present value has been calculated using the Black-Scholes pricing model.

         The following table summarizes option exercises during 1999 and the value of vested and unvested options for the Named Executive Officers at December 31, 1999. Year-end values are based upon a price of $7.00 per share, which was the closing market price of a share of the Company's Class A Common Stock on December 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                      OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                                                   DECEMBER 31, 1999               DECEMBER 31, 1999
                                                                   -------- --- ----               -------- --- ----
                                  SHARES
                                 ACQUIRED         VALUE
            NAME               ON EXERCISE       REALIZED     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
            ----               -----------       --------     -----------    -------------     -----------    -------------

David Van Riper Morris                    --            --        438,200           200,000     $1,269,000         $182,000
Federica F. O'Brien                       --            --         19,000            20,000        $90,592          $18,200
Gerard J. Lewis, Jr.                      --            --         70,000            45,000       $261,875          $40,950
Cedarampattu S. Mohan                     --            --         33,500            80,000       $135,663          $72,800
William R. Burger                         --            --         60,000                --       $218,750               --
Joshua M. Kopelman                   107,500      $342,454             --                --             --               --

         The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

EMPLOYMENT AGREEMENTS

         As of September 5, 1995, Van Morris entered into an employment agreement with the Company that provided for an annual base salary of $135,000, which salary is subject to review at least annually and is currently $175,000. His employment agreement was subsequently amended on November 4, 1996. In connection with his employment agreement, the Company agreed to grant Mr. Morris an aggregate of 152,000 options to purchase Class A Common Stock. Mr. Morris' employment agreement is at-will, with limited non-compete provisions applicable for up to one year after certain terminations, as long as the Company continues certain salary payments during the period. However, if the Company terminates Mr. Morris without cause, the Company is required to pay Mr. Morris as severance a lump sum equal to his annual salary within 30 days of termination. Such payment is conditioned on the Company receiving a general release from Mr. Morris. The Company's obligations to pay Mr. Morris will terminate upon Mr. Morris obtaining other employment or other full-time consulting work.

         Effective November 24, 1997, the Company entered into an employment agreement with Gerard J. Lewis, Jr. that provided for a base annual salary $95,000, which salary is subject to review at least annually and is currently $140,000. This employment agreement is at-will. However, if the Company terminates Mr. Lewis without cause, the Company is required to pay as severance a lump sum equal to his annual salary within 30 days of termination. Such payment is contingent on the Company receiving a general release from Mr. Lewis and Mr. Lewis' compliance with any provisions of the employment agreement that expressly survive its termination.

         Effective January 2, 1997, the Company entered into an employment agreement with William R. Burger. Effective January 7, 2000, the Company eliminated Mr. Burger's position following the Company's restructuring after the closing of its transaction with Bell & Howell Company and bigchalk.com, Inc. As a result of eliminating Mr. Burger's position, in January 2000 the Company paid him a severance payment equal to his then current annual salary of $140,000, less certain deductions including repayment in full (plus interest) of a $40,000 loan made by the Company to Mr. Burger in November 1999. As required by Mr. Burger's employment agreement, the Company obtained a general release from Mr. Burger as well as acknowledgment of his continued compliance with any provisions of the employment agreement that expressly survive its termination. These provisions include a limited non-compete provision applicable for up to one year.

         As of January 1, 1993, Joshua M. Kopelman entered into an employment agreement and royalty agreement with the Company. Effective June 17, 1999, the Company amended Mr. Kopelman's employment agreement and revoked and canceled his royalty agreement. Mr. Kopelman ended his employment with the Company effective July 6, 1999. In consideration for the amendments to the employment agreement and revocation of the royalty agreement, the Company agreed to pay Mr. Kopelman $20,000 in bonuses. In addition, the Company agreed that at its election it could either (i) pay $160,000 to Mr. Kopelman personally or (ii) invest $280,000 in a new company formed by Mr. Kopelman for an initial 10% equity ownership in the new company. The Company paid Mr. Kopelman the $20,000 in bonuses in 1999 and elected and made the $280,000 investment in Mr. Kopelman's new company, Half.com, Inc., in 1999. Under the amended employment agreement, the Company has one seat on the Half.com, Inc. board of directors, which is currently held by Van Morris. The Company and Mr. Kopelman also entered into a consulting agreement which terminated at the end of January 6, 2000. The Company paid approximately $2,100 for consulting services made under the consulting agreement.

                                   PROPOSAL NO. 2

                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
              TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED STOCK

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

         The Company is proposing to amend its Articles of Incorporation in an amendment to increase the number of shares of authorized Common Stock from 25 million to 50 million shares. If authorized by this proposal, the Board of Directors, in its sole discretion at any time will file an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock authorized thereunder by 25 million additional shares for a total of 50 million authorized shares of Common Stock.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT.

         The Board of Directors believes that it is in the Company's best interest to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available for issuance to meet the Company's future business needs as they may arise. On May 8, 2000, 12,123,883 shares of Common Stock were outstanding, and 3,108,182 additional shares were reserved for issuance upon the exercise of outstanding stock options and warrants and the conversion of an outstanding debenture. As a result, with approximately 9,800,000 authorized shares remaining of the original 25,000,000 authorized shares, the Company does not have a substantial number of authorized shares for potential future transactions, such as asset and stock acquisitions of other companies, equity financings or lease or debt financings in which part of the consideration would likely be warrants to purchase Common Stock. As of May 16, 2000, the Company does not have immediate commitments for which it needs additional shares of Common Stock. Rather, it is seeking to have a sufficient reserve of shares so that it has the ability to act promptly on appropriate opportunities in the future.

         Shareholders should note that certain disadvantages may result from the adoption of this Proposal No. 2. Under the Articles of Incorporation, the Company's shareholders do not have preemptive rights with respect to the Common Stock. After the proposed amendment to the Articles of Incorporation is effected, there would be a greater number of shares of Common Stock available for issuance by the Company, and individual shareholders could therefore experience a significant reduction in the shareholder's relative percentage interest in the Company with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued.

         The availability for issuance of additional shares of the Company's Common Stock would also enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of the party attempting to obtain control of the Company. The Board also does not currently contemplate recommending the adoption of any other amendments to the Articles of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATIONS.

         The amendment to the articles of incorporation increasing the number of authorized shares of Common Stock is to be approved by a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, voting as separate classes. The shares of Class A Common Stock held by the holder of the Class B Common Stock shall be counted for quorum purposes for the vote of the Class A Common Stock holders on the amendment to the articles of incorporation; however, such shares of Class A Common Stock shall not be counted or entitled to vote on the amendment to the articles of incorporation. Abstentions and broker non-votes will have no effect on the approval of the proposal.

         The Board of Directors believes that the proposed amendment of the Articles of Incorporation is in the best interest of the shareholders and the Company for the reasons stated above. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Company's inception in November 1992 and has been selected to continue in that capacity in the coming year. The Company has requested that a representative of PricewaterhouseCoopers LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total stockholder return of
(i) the NASDAQ Stock Market (U.S.) Index (the "NASDAQ Index") and (ii) the Index of NASDAQ Computer and Data Processing Services Stocks (the "NASDAQ Computer Services Index"), assuming an investment of $100 on April 30, 1996 (the Company's initial public offering date) in each of: the Common Stock of the Company; the stocks comprising the NASDAQ Index; and the stocks comprising the NASDAQ Computer Services Index. The Company has selected the NASDAQ Computer Services Index because it does not believe that there are comparable peer issuers, published industry or line of business indexes, or issuers with market capitalizations similar to the Company. Among the factors considered by the Company in selecting the NASDAQ Computer Services Index over other possible indexes or issuers were the lack of Internet companies with public operating histories as long as ours and the changes in our business over the course of our public operating history.

[GRAPHIC]



                           04/30/96     12/31/96     12/31/97     12/31/98    12/31/99
                           --------     --------     --------     --------    --------

Infonautics, Inc.               100        28.31        15.10        33.98       52.85
NASDAQ Index                    100       108.43       132.86       187.22      338.24
NASDAQ Computer                 100       105.88       130.07       232.21      490.80
Services Index

                                  OTHER MATTERS

         The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1999, all filing requirements applicable to its officers, directors and ten-percent shareholders were satisfied except that Marvin Weinberger failed to timely report on Form 4 the sale of at least 25,000 shares of Class A Common Stock in November 1999. The Company understands that Mr. Weinberger is in the process of making such required filing.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting, such proposals must be received by the Company no later than December 31, 2000. Proposals should be directed to the attention of the Secretary of the Company.

                                         By order of the board of directors


                                         /s/ Gerard J. Lewis, Jr.
                                         ------------------------------
                                         Gerard J. Lewis, Jr.
                                         Secretary

May 16, 2000

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO GERARD J. LEWIS, JR., VICE PRESIDENT
    & GENERAL COUNSEL, SECRETARY, INFONAUTICS, INC., 900 WEST VALLEY ROAD,
   SUITE 1000, WAYNE, PENNSYLVANIA 19087. COPIES OF EXHIBITS TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS UPON PAYMENT OF A FEE
    TO COVER THE COMPANY'S REASONABLE EXPENSES FOR FURNISHING SUCH EXHIBITS.

INFONAUTICS, INC.
900 West Valley Road, Suite 1000
Wayne, Pennsylvania  19087

          PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS - JUNE 21, 2000

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INFONAUTICS, INC.

This Proxy is Solicited by the Board of Directors of Infonautics, Inc. for the Annual Meeting of Shareholders to be held on June 21, 2000, at 9:30 a.m. Local Time, at the Philadelphia Marriott West, Matsonford at Front Street, 111 Crawford Avenue, West Conshohocken, PA 19428.

The undersigned having duly received notice of the meeting and the proxy statement therefore, and revoking all prior proxies, hereby appoints David Van Riper Morris and Gerard J. Lewis, Jr., and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Infonautics, Inc., upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL BE VOTED IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED, NOR YOUR INSTRUCTIONS FOLLOWED.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            DETACH PROXY CARD HERE

Please check appropriate box:
--------------------------------------------------------------------------------

Directors recommend a vote "FOR":
--------------------------------------------------------------------------------


1. To elect the nominees for the Board of Directors of Infonautics, Inc. (nominees Lloyd N. Morrisett, Israel J. Melman, Howard L. Morgan, David Van Riper Morris and Brian Segal):

         FOR / /                 WITHHELD / /            FOR ALL EXCEPT / /

     TO WITHHOLD AUTHORITY TO VOTE FOR A PARTICULAR NOMINEE(S), CHECK "FOR ALL EXCEPT" BOX AND WRITE THE NAME OF THE NOMINEE(S) ON THE LINE PROVIDED:

                        _____________________________________________________

--------------------------------------------------------------------------------

2. To adopt and approve an amendment to increase the number of shares of authorized Common Stock of Infonautics, Inc. from 25,000,000 to 50,000,000; and

        FOR / /                  AGAINST / /                 ABSTAIN / /
--------------------------------------------------------------------------------

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
--------------------------------------------------------------------------------

Attendance of the undersigned at the meeting or at any adjournment session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to revoke said proxy in person. If the undersigned hold(s) any of the shares of Infonautics, Inc. in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.
--------------------------------------------------------------------------------
                            DETACH PROXY CARD HERE

                                    PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                                    THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                                    Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                                     DATE              ___________________, 2000

                                     SIGNATURE         _________________________

                                     SIGNATURE         _________________________